EXHIBIT 32.02

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Ashley Capital Management, Inc. as general partner of Atlas Futures Fund, L.P., certify that (i) the Form 10Q for the period ended September 30, 2005 of Atlas Futures Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Atlas Futures Fund, L.P.


ATLAS FUTURES FUND, LIMITED PARTNERSHIP
By:  Ashley Capital Management, Inc., General Partner


By:  /s/ Michael Pacult
     Michael Pacult
     Chief Executive Officer &
     Chief Financial Officer

Date: November 14, 2005